UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   January 14, 2013

BOISE CASCADE HOLDINGS, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	333-122770	20-1478587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300

Boise, Idaho 83702-5389

(Address of principal executive offices) (Zip Code)

(208) 384-6161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On January 14, 2013, Boise Cascade Holdings, L.L.C. (“BC Holdings”) announced the following preliminary estimated unaudited financial data as of and for the three months and year ended December 31, 2012.

Estimates of results are inherently uncertain and subject to change, and BC Holdings undertakes no obligation to update this information. The estimates set forth below may differ from actual results.  Actual results remain subject to the completion of management’s and the audit committee’s final review, as well as the year-end audit by our independent registered public accountants. During the course of the preparation of the financial statements and related notes and our year-end audit, additional items that would require material adjustments to the preliminary financial information presented below may be identified. The estimates set forth below were prepared by our management and are based on a number of assumptions.

These estimates should not be viewed as a substitute for full financial statements prepared in accordance with generally accepted accounting principles.  In addition, these preliminary estimates as of and for the three months and year ended December 31, 2012 are not necessarily indicative of the results to be achieved in any future period.

	Three Months Ended		Year Ended
	December 31		December 31
	2011	2012	2011	2012
	As Reported	Preliminary Estimate	As Reported	Preliminary Estimate
($ millions)		Low - High		Low - High
Segment sales
Building Materials Distribution	$429.4	$545.0 - $565.0	$1,779.4	$2,182.2 - $2,202.2
Wood Products	180.3	225.0 - 235.0	712.5	937.7 - 947.7
Intersegment eliminations	(62.2)	(85.0) - (95.0)	(243.7)	(350.4) - (360.4)
Total sales	$547.4	$685.0 - $705.0	$2,248.1	$2,769.5 - $2,789.5

Net income (loss)	($13.8)	($1.0) - $3.0	($46.4)	$39.2 - $43.2

Segment EBITDA
Building Materials Distribution	$1.3	$7.0 - $9.0	$10.4	$31.8 - $33.8
Wood Products	2.2	12.0 - 14.0	13.3	79.0 - 81.0
Corporate and other	(3.0)	(4.3) - (4.3)	(14.2)	(16.6) - (16.6)
Total EBITDA(a)	$0.5	$14.7 - $18.7	$9.5	$94.3 - $98.3

	December 31
	2011	2012
	As Reported	Preliminary Estimate
		Low - High

Total cash and cash equivalents	$182.5	$277.5 - $281.5
Long-term debt	$219.6	$273.0 - $277.0

(a)           The following is a reconciliation of net income (loss) to EBITDA:

	Three Months Ended December 31		Year Ended December 31
	As Reported	Preliminary Estimate	As Reported	Preliminary Estimate
		Low - High		Low - High

Net income (loss)	($13.8)	($1.0) - $3.0	$(46.4)	$39.2 - $43.2
Interest expense	4.8	7.3 - 7.3	19.0	21.8 - 21.8
Interest income	(0.1)	(0.1) - (0.1)	(0.4)	(0.4) - (0.4)
Income tax provision	0.1	0.1 - 0.1	0.2	0.3 - 0.3
Depreciation and amortization	9.5	8.5 - 8.5	37.0	33.4 - 33.4
EBITDA	$0.5	$14.7 - $18.7	$9.5	$94.3 - $98.3

The information in this filing shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

FORWARD-LOOKING STATEMENTS

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this filing, you should understand that these statements are not guarantees of performance or results. Many factors could affect our actual performance and results and could cause actual results to differ materially from those expressed in the forward-looking statements. Please refer to our filings with the SEC for a discussion of other factors that may affect future performance or results.

In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this document might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE HOLDINGS, L.L.C.

	By	/s/ John T. Sahlberg
John T. Sahlberg
Senior Vice President, Human Resources and General Counsel
Date: January 14, 2013